UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2016

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition
On November 14, 2016, Hexion Inc. (the "Company") issued a news release announcing its results for the third quarter ended September 30, 2016. A copy of the News Release is furnished as Exhibit 99.1 to this current report.

Item 8.01         Other Events

On March 21, 2016, the Company announced the proposed sale of its Performance Adhesives, Powder Coatings, Additives & Acrylic Coatings and Monomers (“PAC”) business to Synthomer plc, which was completed on June 30, 2016. On May 31, 2016, the Company announced the completed sale of its 50% interest in HA-International, LLC (“HAI”), a joint venture serving the North American foundry industry, to its joint venture partner HA-USA, Inc. To illustrate the impact of these divestitures on the Company's historical segment results, the Company has presented in Exhibit 99.2 to this current report Pro Forma Net Sales and Pro Forma Segment EBITDA, which are calculated as Net Sales and Segment EBITDA adjusted to exclude the historical results of the Company's PAC business and 50% interest in the HAI joint venture, for the annual periods ended December 31, 2015 and 2014, as well as the quarterly periods ended June 30, 2016 and 2015; March 31, 2016 and 2015; December 31, 2015; and September 30, 2015.

Item 9.01        Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	News Release, dated November 14, 2016, announcing Hexion Inc's financial results for the third quarter ended September 30, 2016.

Exhibit 99.2	Hexion Inc. Pro Forma Net Sales and Pro Forma Segment EBITDA Tables

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	November 14, 2016	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated November 14, 2016 titled “Hexion Inc. Announces Third Quarter 2016 Results.”
99.2	Hexion Inc. Pro Forma Net Sales and Pro Forma Segment EBITDA Tables